UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2018

HILLS BANCORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 0-12668

Iowa	42-1208067
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

131 E. Main Street, Hills, Iowa 52235
(Address of principal executive office)

Registrant's telephone number, including area code: (319) 679-2291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 16, 2018. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 16, 2018. The final results of the shareholder votes are as follows:

Proposal 1 - Election of Directors

The following individuals were elected to serve as directors to hold office until the 2020 Annual Meeting:

	For	Withhold Authority	Broker Non-Votes
Michael S. Donovan	5,905,699	64,486	411,681
Thomas J. Gill, D.D.S.	5,885,612	84,573	411,681
Dwight O. Seegmiller	5,965,080	5,105	411,681
Thomas R. Wiele	5,912,501	57,684	411,681

Proposal 2 - Non-Binding Advisory Vote on Executive Compensation

The shareholders approved executive compensation.

For	5,703,209
Against	45,826
Abstain	221,150
Broker Non-Votes	411,681

Proposal 3 - Non-Binding Appointment of BKD LLP as the independent registered public accounting firm for Hills Bancorporation

The shareholders approved BKD LLP as independent registered public accounting firm.

For	6,202,608
Against	6,413
Abstain	172,845
Broker Non-Votes	—

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: April 19, 2018                /s/ Dwight O. Seegmiller
Dwight O. Seegmiller, Director, President and Chief Executive Officer